UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

_______Delaware_______ (State or other jurisdiction of incorporation)	_______1-31950_ ____ (Commission File Number)	_____16-1690064_____ (I.R.S. Employer Identification Number)
2828 N. Harwood Street, 15th Floor ____Dallas, Texas _____ (Address of principal executive offices)	_____75201_____ (Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
___________________Not applicable___________________
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

MoneyGram International, Inc. (the “Company”) maintains severance benefits for all of its employees, the intended benefits of which are to provide financial protection in the event of a qualifying termination of employment. Each of the Company’s named executive officers, other than the Executive Chairman and the Chief Executive Officer, whose severance provisions are included in their employment agreements (such named executive officers, the “Covered Officers”), have entered into individual severance agreements with the Company, which agreements were subsequently amended, effective February 22, 2017 (as amended, the “Original Severance Agreements”).

Amendments to the Original Severance Agreements were approved by the Human Resources and Nominating Committee of the Company on January 1, 2018, and entered into with the Covered Officers, effective January 2, 2018, (as amended, the “Amended Severance Agreements”) to provide the Covered Officers certain protections in the event of a qualifying termination of employment within the two-year period following a “change of control” (as defined below) of the Company. If a Covered Officer is terminated without “cause” (as such term is defined in the Amended Severance Agreements), other than by reason of death or disability, or the officer resigns for “good reason” (as such term is defined in the Amended Severance Agreements) within the 24-month period commencing on and immediately following a change in control of the Company, such Covered Officer will receive (i) cash severance in an amount equal to one year of such Covered Officer’s annual base salary, (ii) provided applicable performance goals are met, a pro rata portion of such Covered Officer’s annual incentive bonus for the year in which the termination occurs (not to exceed such Covered Officer’s annual target incentive opportunity), payable in a lump sum when such cash bonuses are regularly paid, and (iii) full vesting of any outstanding restricted stock unit awards or long-term performance-based cash awards held by such Covered Officer on the date of termination at 100% of the applicable target level, in the case of any award then subject to performance-based vesting criteria if termination occurs on or prior to the last day of the applicable performance period.

The Amended Severance Agreements generally define the term “change in control” to mean (i) a sale or other disposition of all or substantially all of the Company’s assets, (ii) the transfer of more than 50% of the outstanding securities of the Company to an entity or group, or (iii) the merger, consolidation reorganization, recapitalization or share exchange of the Company with another entity, in each case in clauses (ii) and (iii) under circumstances in which the holders of the voting power of the outstanding securities of the Company immediately prior to such transaction, hold less than 50% in voting power of the outstanding securities of the Company or the surviving entity immediately following such transaction; provided, however, that the issuance of securities by the Company shall not constitute a Change in Control, and, for the avoidance of doubt, a sale or other transfer of all or any portion of the securities of the Company held by the investors shall not constitute a Change in Control unless such sale or transfer results in an entity or group other than the investors holding more than 50% in voting power of the outstanding securities of the Company.

The foregoing description of the Amended Severance Agreements is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Amended Severance Agreement, a copy of which will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:    /s/ F. Aaron Henry
Name:    F. Aaron Henry
Title:    General Counsel and Secretary
Date:    January 5, 2018